UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-132456	71-1050654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Audubon Road, Suite 201

Wakefield, MA 01880
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: +(978) 868-5011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant's Certifying Accountant.

(a) Resignation of Previous Independent Registered Public Accounting Firm

By letter dated June 9, 2020, Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C. (“MHM”) voluntarily resigned, effective June 8, 2020, as the independent registered public accounting firm of Byrna Technologies Inc. (the “Company”).

MHM’s report on the Company’s financial statements for the fiscal year ended November 30, 2019, the only fiscal year MHM was the Company’s independent registered public accounting firm,  contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that the report contained a paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

For the fiscal year ended November 30, 2019 and during the subsequent interim periods through the date of this report, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused MHM to make reference to the subject matter of the disagreements in connection with MHM’s report on the Company’s financial statements for such fiscal year.

For the fiscal year ended November 30, 2019 and during the subsequent interim period ended February 29, 2020, the Company had reportable events related to material weaknesses in the Company’s internal control over financial reporting  (as defined in Item 304(a)(1)(v) of Regulation S-K). The material weakness in internal control over financial reporting resulted from (a) small accounting department where segregation of duties cannot be completely accomplished at this stage in our corporate lifecycle, (b) employee turnover and new personnel processing financial information, and (c) not having adequate personnel to evaluate the accounting for complex, non-routine transactions which resulted in an error in the accounting for our 2018 convertible notes.

The Company provided MHM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that MHM provide the Company with a letter addressed to the SEC stating whether MHM agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K.  A copy of that letter, dated June 15, 2020, furnished by MHM in response to that request, is filed as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accounting Firm

Effective June 15, 2020, the Company’s Board of Directors has appointed EisnerAmper LLP (“EisnerAmper”) as the Company’s new independent registered public accounting firm.

For the fiscal year ended November 30, 2019 and during the subsequent interim periods through June 15, 2020, neither the Company nor anyone acting on behalf of the Company had consulted EisnerAmper regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did EisnerAmper provide a written report or oral advice to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Mayer Hoffman McCann CPAs, The New York Practice of Mayer Hoffman McCann P.C., dated June 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2020

BYRNA TECHNOLOGIES INC.

By:	/s/ Bryan Ganz
Name: Bryan Ganz
Title: Chief Executive Officer, President and Director